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                                                                   Exhibit 23.1



                        Consent of Independent Auditors



The Board of Directors
2 Connect Express, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Information" and "Experts" in the prospectus.




                             /s/ KPMG Peat Marwick LLP



Miami, Florida
March 18, 1997